UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On October 5, 2008, Mark W. Opzoomer resigned from the Board of Directors of MIVA, Inc. (the “Board”) in light of his other professional and personal commitments.  Prior to his resignation, Mr. Opzoomer had served on the Audit Committee of the Board.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2008	MIVA, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary